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Exhibit 5.1 Opinion re: legality


                       [GARY STEVEN FINDLEY & ASSOCIATES]


                                 March 20, 2001

Centennial First Financial Services
218 East State Street
Redlands, California 92373

Re:      Registration Statement on Form SB-2

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 342,858 shares of your common stock, no par value (the "Common Stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, upon completion of the offering as described in the prospectus, the Centennial First common stock will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                                             Respectfully submitted,

                                             GARY STEVEN FINDLEY & ASSOCIATES

                                      By:    /s/ Gary Steven Findley

                                             Gary Steven Findley
                                             Attorney at Law